Media Contact:
Overstock.com Public Relations
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Investor Contact:
Overstock.com Investor Relations
ir@overstock.com

Overstock.com Reports Q3 2018 Results
Consolidated revenue of $441 million (4% growth) and pre-tax loss of ($49.4) million

SALT LAKE CITY - November 8, 2018 - Overstock.com, Inc. (NASDAQ:OSTK), a tech-driven online retailer and advancer of blockchain technology, today reported financial results for the quarter ended September 30, 2018.

Dear Owners,
This is going to be an informative conference call in which you will hear about numerous things:

1.
How we have put over $175 million of your capital to work nurturing to life a keiretsu of blockchain enterprises, including tZERO, which we believe is leading the pack globally in possibly the most lucrative of all blockchain applications (i.e., security tokens). I think the public may not understand our master plan in Medici, how the pieces all fit together, as well as how blockchain firms in this network are making similarly dramatic progress in their respective fields.

2.
As promised in our last conference call, we have pivoted our ecommerce business from the “accelerate at any cost and ignore the losses” standard Internet model back to our rational economic agent model, and in the process halved quarter-to-quarter loss (from $57 million to $29 million pre-tax loss before some special legal expenses). In the slide deck to which we will speak during our conference call, we will disclose data regarding the shifts in our marketing efficiency that have occurred and are accelerating. Because of these improvements, I expect similar results in our fourth quarter.

3.
We are adequately capitalized (especially given the significant contraction in retail losses) in a way that does not strangle our ambitions in blockchain. In tZERO in particular, we know we have a massive opportunity and have staffed up appropriately, but in this conference call you will learn of other efforts we are staffing up on the expectation that they represent similarly sized opportunities.

4.
Strategic issues: In our last conference call, we announced we were working on a partnership with GSR capital and our ambitions to scale tZERO globally with GSR. We share a common strategic outlook, and GSR is proving to be a great help in the development of business in Asia. We also disclosed that GSR had signed an agreement to buy $30 million in tZERO security tokens from Overstock and would acquire stakes in tZERO and Overstock common stock, subject to due diligence and negotiating definitive agreements. GSR has completed its legal due diligence, and we are actively working with GSR to finalize definitive agreements. Beyond th at, because it is the Catch-22 of strategic matters that we really cannot report much on them until we can announce them, Seth Moore will report (to the extent he legally can) on GSR and progress on finding the partner for our retail firm.

Please join us on our conference call at 4:30 (ET).

Very respectfully,
Patrick

Key Q3 2018 metrics (comparison to Q3 2017):

•	Revenue: $440.6M vs. $424.0M (4% increase);

•	Gross profit: $86.7M vs. $83.7M (4% increase);

•	Gross margin: 19.7% vs. 19.7% (flat);

•	Sales and marketing expense: $55.3M vs. $45.2M (23% increase);

•	G&A/Technology expense: $79.2M vs. $50.4M (57% increase);

•	Pre-tax loss: ($49.4M) vs. ($6.5M) ($42.9M increase);

◦	Pre-tax loss - Overstock retail (non-GAAP financial measure): ($40.0M)

◦	Pre-tax loss - Medici (non-GAAP financial measure): ($9.4M)

•	Net loss*: ($47.9M) vs. ($0.8M) ($47.1M increase);

•	Diluted net loss per share: ($1.55)/share vs. ($0.03)/share ($1.52/share increase);

*Net loss refers to Net loss attributable to stockholders of Overstock.com, Inc.

We will hold a conference call and webcast to discuss our Q3 2018 financial results Thursday, November 8, 2018, at 4:30 p.m. ET.

Webcast information

To access the live webcast and presentation slides, go to http://investors.overstock.com. To listen to the conference call via telephone, dial (877) 673-5346 and enter conference ID 4690549 when prompted. Participants outside the U.S. or Canada who do not have Internet access should dial +1 (724) 498-4326 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended, or on Overstock's YouTube channel, accessible at https://www.overstock.com/2018-Q3-earnings. An audio replay of the webcast will be available via telephone starting at 7:30 p.m. ET on Thursday, November 8, 2018, through 7:30 p.m. ET on Thursday, November 22, 2018. To listen to the recorded webcast by phone, dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email all questions in advance of the call to ir@overstock.com.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Total net revenue - Total net revenue was $440.6 million and $424.0 million for Q3 2018 and 2017, respectively, a 4% increase. This growth was primarily driven by increased marketing expenses as we more aggressively pursued revenue growth and new customers early in the quarter. However, we shifted our retail marketing strategy in early August as we sought to minimize losses, which tapered our revenue growth throughout the quarter. We also had a 6% increase in average order size (excluding promotional activities) primarily due to a continued sales mix shift into home and garden products. These increases were partially offset by increased promotional activities, including coupons and site sales (which we recognize as a reduction of revenue) due to our driving a higher proportion of our sales using such promotions, and an increase in marketplace sales (for which we record only our commission as revenue). While our marketing spend efficiency has improved significantly during Q3, we continue to face challenges in our natural search marketing.

Gross profit - Gross profit was $86.7 million and $83.7 million for Q3 2018 and 2017, respectively, a 4% increase, representing 19.7% gross margin for both periods. Gross margin was negatively impacted by increased promotional activities, but this was offset by a continued shift in sales mix into higher margin home and garden products and an increase in marketplace sales (for which we record only our commission as revenue).

Sales and marketing expenses - Sales and marketing expenses totaled $55.3 million and $45.2 million for Q3 2018 and 2017, respectively, a 23% increase, and representing 12.6% and 10.6% of total net revenue for those respective periods. This increase in sales and marketing expenses was primarily due to our effort to aggressively pursue increased revenue and new customers early in the quarter through increased spending in the display ads on social media, sponsored search, and direct mail marketing channels, as well as increased staff-related costs.

Technology expenses - Technology expenses totaled $33.9 million and $28.7 million for Q3 2018 and 2017, respectively, an 18% increase, and representing 7.7% and 6.8% of total revenue for those respective periods. The increase was primarily due to an increase in staff-related costs of $3.4 million and an increase in technology licenses and maintenance costs of $1.6 million.

General and administrative ("G&A") expenses - G&A expenses totaled $45.4 million and $21.7 million for Q3 2018 and 2017, respectively, a 109% increase, and representing 10.3% and 5.1% of total revenue for those respective periods. The increase was primarily due to $10.8 million in special legal costs in Q3 2018 related to our gift card escheatment case in Delaware and capital raising efforts, a $5.1 million increase in staff-related costs, and a $3.2 million increase in consulting and outside services.

Other income (expense), net - Other income (expense), net totaled ($1.8 million) and $5.9 million for Q3 2018 and 2017, respectively. The decrease is primarily due to $5.5 million from gains on the sale of cryptocurrencies and precious metals in Q3 2017 that was not repeated in Q3 2018, a $1.0 million increase in equity method loss, a $692,000 decrease in Club O and gift card breakage which we began recognizing as a component of revenue in 2018 following the adoption of ASC 606, and a $584,000 increase in unrealized losses, including impairments on equity securities that were recognized in Q3 2018.

Net cash used in operating activities - Net cash used in operating activities was $93.1 million and $7.4 million for the twelve months ended September 30, 2018 and 2017, respectively. The $85.6 million increase is primarily due to increased losses.

Free cash flow (a non-GAAP financial measure) - Free cash flow totaled ($116.5) million and ($41.2) million for the twelve months ended September 30, 2018 and 2017, respectively. The $75.2 million decrease was due to an $85.6 million decrease in operating cash flow, partially offset by a $10.4 million decrease in capital expenditures including costs related to the development of our new corporate headquarters.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash (used in) provided by operating activities,” is cash flow from operations, reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. Also, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets, including internal-use software and website development, are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Nine months ended September 30,		Twelve months ended September 30,
	2018	2017	2018	2017
Net cash used in operating activities	$(120,300)	$(62,448)	$(93,073)	$(7,445)
Expenditures for fixed assets, including internal-use software and website development	(20,677)	(20,873)	(23,390)	(33,772)
Free cash flow	$(140,977)	$(83,321)	$(116,463)	$(41,217)
Cash - We had cash and cash equivalents of $182.0 million and $203.2 million at September 30, 2018 and December 31, 2017, respectively. The decrease is primarily due to operating losses, cash used for acquisitions and other investments, and the repayment of our building loan, partially offset by proceeds received from our tZERO security token offering and the exercise of a stock warrant in Q1 2018, and proceeds from an at-the-market offering during Q3 2018.

About Overstock.com
Overstock.com, Inc. Common Shares (NASDAQ:OSTK) / Series A Preferred (Medici Ventures’ tZERO platform:OSTKP) / Series B Preferred (OTCQX:OSTBP) is an online retailer based in Salt Lake City, Utah that sells a broad range of products at low prices, including furniture, décor, rugs, bedding, and home improvement. In addition to home goods, Overstock.com offers a variety of products including jewelry, electronics, apparel, and more, as well as a marketplace providing customers access to hundreds of thousands of products from third-party sellers. Additional stores include Pet Adoptions and Worldstock.com, dedicated to selling artisan-crafted products from around the world. Forbes ranked Overstock in its list of the Top 100 Most Trustworthy Companies in 2014. Overstock regularly posts information about the company and other related matters under Investor Relations on its website.

O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc.  O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

# # #

This press release and the November 8, 2018 conference call and webcast to discuss our financial results may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including forecasts of trends. These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including the amount and timing of our capital expenditures, the significant increases in our marketing expenditures in the first half of 2018 and the subsequent reduction of those expenditures, the results of our ongoing review of strategic initiatives including the possible sale of our e-commerce business, adverse tax, regulatory or legal developments, competition, and any inability to raise capital or borrow funds on acceptable terms. Other risks and uncertainties include, among others, the risks of the businesses Medici Ventures and tZERO are pursuing, including whether tZERO's joint venture with Box Digital Markets, LLC, will be able to achieve its objectives, the effects of key business personnel moving from our retail business to our Medici Ventures, Inc. and tZERO businesses, our continually evolving business model, and difficulties we may have with our infrastructure, our fulfillment partners or our payment processors, including cyber-attacks or data breaches affecting us or any of them, and difficulties we may have with our search engine optimization results. More information about factors that could potentially affect our financial results is included in our Form 10-K for the year ended December 31, 2017, our Form 10-Q for the quarter ended March 31, 2018, and our Form 10-Q for the quarter ended June 30, 2018, which were filed with the Securities and Exchange Commission on March 15, 2018, May 8, 2018, and August 9, 2018, respectively, and in our subsequent filings with the Securities and Exchange Commission. The Form 10-K, 10-Q's, and our subsequent filings with the Securities and Exchange

Commission identify important factors that could cause our actual results to differ materially from those contained in or contemplated by our projections, estimates and other forward-looking statements. Average order size is measured at the time of order, before promotional discounts and shipping revenue.

Overstock.com, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$182,042	$203,215
Restricted cash	1,395	455
Accounts receivable, net	30,552	30,080
Inventories, net	17,308	13,703
Prepaids and other current assets	23,863	17,744
Total current assets	255,160	265,197
Fixed assets, net	133,425	129,343
Deferred tax assets, net	135	—
Intangible assets, net	25,140	7,337
Goodwill	22,058	14,698
Equity investments	57,436	13,024
Other long-term assets, net	8,113	4,216
Total assets	$501,467	$433,815
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$93,277	$85,406
Accrued liabilities	100,753	82,611
Deferred revenue	39,917	46,468
Other current liabilities, net	472	178
Total current liabilities	234,419	214,663
Long-term debt, net	3,069	—
Long-term debt, net - related party	—	39,909
Other long-term liabilities	5,934	7,120
Total liabilities	243,422	261,692
Stockholders' equity:
Preferred stock, $0.0001 par value authorized shares - 5,000
Series A, issued and outstanding - 127 and 127	—	—
Series B, issued and outstanding - 555 and 555	—	—
Common stock, $0.0001 par value
Authorized shares -100,000
Issued shares - 35,138 and 30,632
Outstanding shares - 31,941 and 27,497	3	3
Additional paid-in capital	651,482	494,732
Accumulated deficit	(413,395)	(254,692)
Accumulated other comprehensive loss	(587)	(599)
Treasury stock:
Shares at cost - 3,197 and 3,135	(66,709)	(63,816)
Equity attributable to stockholders of Overstock.com, Inc.	170,794	175,628
Equity attributable to noncontrolling interests	87,251	(3,505)
Total equity	258,045	172,123
Total liabilities and stockholders' equity	$501,467	$433,815

Overstock.com, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue, net
Direct	$15,424	$19,645	$46,409	$64,572
Partner and other	425,156	404,362	1,322,635	1,223,894
Total net revenue	440,580	424,007	1,369,044	1,288,466
Cost of goods sold
Direct	16,205	19,577	45,649	61,687
Partner and other	337,659	320,755	1,051,067	972,026
Total cost of goods sold	353,864	340,332	1,096,716	1,033,713
Gross profit	86,716	83,675	272,328	254,753
Operating expenses:
Sales and marketing	55,312	45,153	226,942	126,068
Technology	33,880	28,746	97,597	85,982
General and administrative	45,356	21,651	116,551	66,622
Total operating expenses	134,548	95,550	441,090	278,672
Operating loss	(47,832)	(11,875)	(168,762)	(23,919)
Interest income	383	189	1,547	450
Interest expense	(101)	(713)	(1,370)	(2,139)
Other income (expense), net	(1,848)	5,882	(1,489)	2,751
Loss before income taxes	(49,398)	(6,517)	(170,074)	(22,857)
Benefit from income taxes	(141)	(5,412)	(445)	(7,727)
Consolidated net loss	$(49,257)	$(1,105)	$(169,629)	$(15,130)
Less: Net loss attributable to noncontrolling interests	(1,334)	(319)	(5,886)	(942)
Net loss attributable to stockholders of Overstock.com, Inc.	$(47,923)	$(786)	$(163,743)	$(14,188)
Net loss per common share—basic:
Net loss attributable to common shares—basic	$(1.55)	$(0.03)	$(5.47)	$(0.55)
Weighted average common shares outstanding—basic	30,279	25,003	29,256	25,024
Net loss per common share—diluted:
Net loss attributable to common shares—diluted	$(1.55)	$(0.03)	$(5.47)	$(0.55)
Weighted average common shares outstanding—diluted	30,279	25,003	29,256	25,024

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,		Twelve months ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net loss	$(169,629)	$(15,130)	$(266,421)	$(12,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of fixed assets	19,437	21,895	26,390	29,468
Amortization of intangible assets	3,596	2,839	4,756	3,614
Stock-based compensation to employees and directors	11,654	3,009	12,722	3,795
Deferred income taxes, net	(383)	(8,682)	73,498	(7,651)
Gain on investment in precious metals	—	(1,907)	(64)	(2,108)
Impairment of cryptocurrencies	9,641	—	9,641	—
Gain on sale of cryptocurrencies	(8,412)	(845)	(9,562)	(845)
Impairment of equity securities	511	4,500	1,498	4,500
Early extinguishment costs of long term debts	283	—	2,747	—
Other	741	420	1,197	569
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(73)	3,814	(5,825)	(3,283)
Inventories, net	(1,833)	5,375	(1,974)	2,155
Prepaids and other current assets	(4,806)	(5,950)	(1,655)	(680)
Other long-term assets, net	(4,120)	(121)	(6,306)	(551)
Accounts payable	7,143	(35,794)	21,942	(14,370)
Accrued liabilities	18,044	(35,831)	41,564	(10,217)
Deferred revenue	(1,511)	(275)	3,452	248
Other long-term liabilities	(583)	235	(673)	280
Net cash used in operating activities	(120,300)	(62,448)	(93,073)	(7,445)
Cash flows from investing activities:
Purchases of intangible assets	(9,583)	—	(10,006)	—
Proceeds from sale of precious metals	—	11,603	314	13,213
Investment in precious metals	—	—	—	(1,633)
Disbursement of note receivable	(2,700)	(750)	(2,700)	(1,368)
Investment in equity securities	(43,670)	(4,188)	(44,670)	(4,938)
Acquisitions of businesses, net of cash acquired	(12,912)	—	(12,912)	28
Expenditures for fixed assets, including internal-use software and website development	(20,677)	(20,873)	(23,390)	(33,772)
Other	34	(160)	264	(179)
Net cash used in investing activities	(89,508)	(14,368)	(93,100)	(28,649)
Cash flows from financing activities:
Payments on capital lease obligations	(372)	—	(455)	—
Payments on interest swap	—	—	(1,535)	—
Proceeds from finance obligations	—	—	—	5,324
Payments on finance obligations	—	(2,436)	(12,880)	(2,988)
Proceeds from long-term debt	—	—	40,000	4,826
Payments on long-term debt	(40,000)	(750)	(85,016)	(750)
Payments of preferred dividends	—	—	(109)	—
Proceeds from exercise of stock options	—	654	10	1,473
Proceeds from rights offering, net of offering costs	—	—	—	7,591
Proceeds from issuance and exercise of stock warrants	50,587	—	157,046	—
Proceeds from security token offering, net of offering costs	82,610	3	83,515	3
Proceeds from sale of common stock, net of offering costs	94,624	—	94,624	—
Purchase of treasury stock	—	(10,000)	—	(10,000)
Paid in capital for noncontrolling interest	6,700	—	6,700	—
Payments of taxes withheld upon vesting of restricted stock	(4,574)	(1,104)	(4,699)	(1,207)
Payment of debt issuance costs	—	(251)	(419)	(251)
Net cash provided by (used in) financing activities	189,575	(13,884)	276,782	4,021
Net increase (decrease) in cash, cash equivalents and restricted cash	(20,233)	(90,700)	90,609	(32,073)
Cash, cash equivalents and restricted cash, beginning of period	203,670	183,528	92,828	124,901
Cash, cash equivalents and restricted cash, end of period	$183,437	$92,828	$183,437	$92,828

Continued on the following page

Overstock.com, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(Continued)
(in thousands)

	Nine months ended September 30,		Twelve months ended September 30,
	2018	2017	2018	2017
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid, net of amounts capitalized	$1,232	$1,980	$2,192	$2,574
Income taxes paid, net of refunds	59	492	54	624
Non-cash investing and financing activities:
Fixed assets, including internal-use software and website development, costs financed through accounts payable and accrued liabilities	$731	$618	$731	$618
Equipment acquired under capital lease obligations	—	—	1,421	362
Capitalized interest cost	—	—	—	(12)
Change in fair value of cash flow hedge	—	(180)	(1,558)	(2,619)
Note receivable converted to equity investment	200	869	699	869
Acquisition of assets through stock issuance	4,430	—	4,430	—

Additional Non-GAAP Financial Measure Reconciliations

Retail and Medici pre-tax income or loss (non-GAAP financial measures - which we reconcile to Consolidated pre-tax income or loss) consist of income or loss before taxes of our Retail and Medici businesses, excluding intercompany transactions eliminated in consolidation. We believe these measures provide management and users of the financial statements useful information, because they provide financial results for our separate businesses which are distinct in nature. The material limitation associated with these measures is that they are an incomplete measure of our consolidated operations.

We determined our segments based on how we manage our business, which, in our view, consists primarily of our Retail and Medici businesses. Our Retail business consists of our Direct and Partner reportable segments. We use gross profit as the measure to determine our reportable segments because there is not discrete financial information available below gross profit for our Direct and Partner segments. As a result, our Medici business is not significant as compared to our Direct and Partner segments. Our Other segment consists of Medici. We do not allocate assets between our segments for our internal management purposes.

Retail pre-tax income or loss and Medici pre-tax income or loss are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. You should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Our calculations of Retail Total (which consists of Direct and Partner) and Other (which consists of Medici) pre-tax income or loss are set forth below excluding intercompany transactions eliminated in consolidation (in thousands):

	Three months ended September 30,
	Direct	Partner	Retail Total	Other	Total
2018
Revenue, net	$15,424	$420,351	$435,775	$4,805	$440,580
Cost of goods sold	16,205	334,446	350,651	3,213	353,864
Gross profit	$(781)	$85,905	$85,124	$1,592	$86,716
Operating expenses			124,571	9,977	134,548
Interest and other expense, net			(515)	(1,051)	(1,566)
Pre-tax loss			(39,962)	(9,436)	(49,398)
Provision for (benefit from) income taxes			(155)	14	(141)
Net loss			$(39,807)	$(9,450)	$(49,257)

2017
Revenue, net	$19,645	$400,419	$420,064	$3,943	$424,007
Cost of goods sold	19,577	318,121	337,698	2,634	340,332
Gross profit	$68	$82,298	$82,366	$1,309	$83,675
Operating expenses			90,592	4,958	95,550
Interest and other income (expense), net			5,375	(17)	5,358
Pre-tax loss			(2,851)	(3,666)	(6,517)
Benefit from income taxes			(3,993)	(1,419)	(5,412)
Net income (loss)			$1,142	$(2,247)	$(1,105)

	Nine months ended September 30,
	Direct	Partner	Retail Total	Other	Total
2018
Revenue, net	$46,409	$1,307,045	$1,353,454	$15,590	$1,369,044
Cost of goods sold	45,649	1,039,834	1,085,483	11,233	1,096,716
Gross profit	$760	$267,211	$267,971	$4,357	$272,328
Operating expenses			399,540	41,550	441,090
Interest and other income (expense), net			654	(1,966)	(1,312)
Pre-tax loss			(130,915)	(39,159)	(170,074)
Benefit from income taxes			(283)	(162)	(445)
Net loss			$(130,632)	$(38,997)	$(169,629)

2017
Revenue, net	$64,572	$1,211,536	$1,276,108	$12,358	$1,288,466
Cost of goods sold	61,687	963,310	1,024,997	8,716	1,033,713
Gross profit	$2,885	$248,226	$251,111	$3,642	$254,753
Operating expenses			264,455	14,217	278,672
Interest and other income (expense), net			5,490	(4,428)	1,062
Pre-tax loss			(7,854)	(15,003)	(22,857)
Benefit from income taxes			(3,280)	(4,447)	(7,727)
Net loss			$(4,574)	$(10,556)	$(15,130)